Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Itron, Inc. on Form S-8 of our report dated March 8, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets in 2002, discussed in Note 1), appearing in the Annual Report on Form 10-K of Itron, Inc. for the year ended December 31, 2003.

/s/    DELOITTE & TOUCHE LLP

Seattle, Washington

May 28, 2004